UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2021 (October 25, 2021)

ACCRETION ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40940	86-2332228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 17th Street, #1110

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

(720) 328-5070

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one right entitling the holder to receive one-tenth of one share of common stock upon the consummation of an initial business combination, and one-half of one redeemable warrant	ENERU	The Nasdaq Stock Market LLC

Common Stock, par value $0.001 per share	ENER	The Nasdaq Stock Market LLC

Rights, each right entitling the holder to receive one-tenth of one share of common stock upon the consummation of an initial business combination	ENERR	The Nasdaq Stock Market LLC

Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	ENERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On October 25, 2021, Accretion Acquisition Corp. (the “Company”) consummated the initial public offering (“IPO”) of 18,000,000 of its units (“Units”). Each Unit consists of one share of common stock, $0.001 par value (“Common Stock”), of the Company, one right entitling the holder to receive one-tenth of one share of Common Stock upon the consummation of an initial business combination, and one-half of one redeemable warrant, with each whole warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $180,000,000.

On October 25, 2021, simultaneously with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 7,300,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant to Accretion Acquisition Sponsor, LLC (the “Sponsor”) generating total proceeds of $7,300,000. Each Private Placement Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share.

Of the net proceeds of the IPO and the sale of the Private Placement Warrants, $181,800,000, or $10.10 per Unit, including $6,300,000 of deferred underwriting discounts and commissions, has been deposited into a U.S. based trust account with Continental Stock Transfer & Trust Company acting as trustee. An audited balance sheet as of October 25, 2021 of the Company reflecting receipt of the net proceeds upon the closing of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Following the consummation of the IPO, the underwriters exercised their over-allotment option to purchase an additional 2,700,000 Units. In connection with the exercise of the full over-allotment option, the Sponsor purchased an additional 810,000 Private Placement Warrants. The closing of the sale of the additional Units and Private Placement Warrants pursuant to the underwriters’ exercise of their over-allotment option occurred on October 28, 2021. Following that closing, the amount held in the trust account increased to $209,070,000.

A copy of the press release issued by the Company announcing the consummation of the IPO and Private Placement is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description
99.1	Audited Balance Sheet.
99.2	Press Release Announcing Consummation of IPO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2021

ACCRETION ACQUISITION CORP.

By:	/s/ Brad Morse
	Name:	Brad Morse
	Title:	Chief Executive Officer